Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE  UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MOBIVITY HOLDINGS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBORDINATED PROMISSORY NOTE

FOR   VALUE   RECEIVED,   MOBIVITY   HOLDINGS   CORP.,   a   Nevada corporation (“Mobivity Holdings”), and MOBIVITY, INC., a Nevada corporation (“Mobivity Corp.,” and together with Mobivity Holdings the “Maker”), promises to pay to FRONT DOOR INSIGHTS LLC, 22 Oneida Trail, Malvern, OH 44644 (the “Holder”) the sum of One Million, Four Hundred Thousand Dollars ($1,400,000.00) on August 19, 2013 (the “Maturity Date”) .

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement dated as of May 20, 2013 by and among the Maker, the Holder and the other parties named therein (as amended, modified and/or supplemented from time to time, the “Asset Purchase Agreement”).

The  following  terms  shall  apply  to  this  Subordinated  Promissory  Note  (this“Note”):

ARTICLE I
INTEREST AND PAYMENTS

1.1 Interest Rate. No interest shall accrue or be payable on the outstanding principal amount of this Note (the “Principal Amount”).

1.2 Principal Payments. Payment of the Principal Amount shall be made in in full in cash by the Maker on the Maturity Date. If payment has not been made on or before the Maturity Date, this Note shall automatically convert into a like principal amount of the Maker’s 10% Senior Secured Convertible Bridge Notes, in the form of Exhibit A hereto as the same may be extended or amended from time to time by agreement of Mobivity Holdings and the holders of a majority of the outstanding principal amount of such notes (the “Bridge Notes”). Upon such event, Mobivity Holdings shall issue, execute and deliver to Seller its Bridge Note and cause Seller to become a party to the securities purchase agreement and security agreement executed in conjunction with the Bridge Notes.

1.3 Optional Prepayment. The Maker may prepay this Note, in whole or in part, at any time without penalty.

ARTICLE II
SUBORDINATION

2.1           Subordination. All payments due under this Note shall be subordinated and made junior, in all respects to the payment in full of all principal, all interest accrued on and all other amounts due on any and all Senior Indebtedness; provided, that unless and until an event of default has occurred (and has not been cured) and is continuing with respect to the payment of principal or interest due with respect to either Senior Indebtedness the Maker shall be permitted to pay, and shall pay, to the Holder, all amounts due hereunder. “Senior Indebtedness” means all indebtedness owed by or incurred by Maker, from time to time, under (a) the Bridge Notes or any replacement financing therefor or (b) other senior securities, credit facilities or other financing arrangements of the Maker, but in any event not to exceed $4,000,000.

ARTICLE III
EVENTS OF DEFAULT

3.1 Events of Default. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default (“Event of Default”) hereunder:

(a)	Failure to Pay or Effect Conversion. The Maker fails to comply with its obligations under Section 1.2 of this Note; or

(b)
Bankruptcy. The Maker shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws.

3.2 Rights on Default. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by the Maker to the Holder under this Note and in such case the principal balance outstanding under this Note shall bear interest at the per annum default rate of 12%.

3.3 Waiver. Maker waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of acceleration, and diligence in collecting this Note.

ARTICLE IV
MISCELLANEOUS

4.1  No Assignment. The Holder shall not assign or transfer this Note without the Maker’s consent, which may be granted or withheld in the Maker’s sole discretion. Maker shall not assign or transfer this Note without the Holder’s consent, which may be granted or withheld in the Holder’s sole discretion.  Any assignment or transfer of this Note or any rights herein which is not in compliance with this provision shall be void.

4.2  Right to Offset. The Holder acknowledges and agrees that the Maker shall have the right (a) to withhold from payments due hereunder the aggregate amounts of any indemnification claims then pending or unresolved against the Holder under the Asset Purchase Agreement and (b) to off-set against payments due hereunder the aggregate amounts of any such indemnification claims resolved in favor of the Maker.

4.3  Binding Nature. The provisions of this Note shall be binding upon the Maker and its representatives, successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and permitted assigns.

4.4 Amendment Provision.                                                      The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.5 Governing Law.

(a)	THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)
THE MAKER AND THE HOLDER HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE MAKER, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE. THE MAKER AND THE HOLDER EACH EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

4.6 Joint and Several.                                           Maker’s liability under this Note shall be joint  and several.

4.7 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

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IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name effective as of this 20th day of May, 2013.

MOBIVITY HOLDINGS CORP.

By:  /s/ Dennis Becker
Name:  Dennis Becker
Title:  CEO

MOBIVITY, INC.

By:  /s/ Dennis Becker
Name:  Dennis Becker
Title:  CEO

Exhibit A to Subordinated Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

10% SENIOR SECURED CONVERTIBLE BRIDGE NOTE DUE OCTOBER 15, 2013

Mobivity Holdings Corp.

Date:           , 2013           US
$           .00

FOR   VALUE   RECEIVED,   in   cash    and    other    consideration,    Mobivity Holdings Corp.,Nevada corporation(“Borrower”),herebypromisestopay  to oritsregistered assigns  (“Holder”),  the  sum  of ____________ Dollars (US $.00) (the “Principal”).

(1) Payments of Principal.                                           On the Maturity Date, unless the sums due hereunder shall be due sooner as a result of the occurrence of an Event of Default, Borrower shall pay to Holder the entire principal amount (the “Principal Amount”) under this Secured Promissory Note (this “Note”), plus all accrued and unpaid interest thereon, together with all other fees and costs due by Borrower under any of the Transaction Documents: (i) in cash, or (ii) at the option of the Holder, in whole or in part, in securities to be issued by Borrower in the Financing at the lower of (a) the same price paid for such securities by other investors investing in the Financing or (b) $.25 per share (subject to adjustment in the event of a stock split, reclassification or the like) (the “Conversion Option”). The “Maturity Date” shall be the earlier of (A) the date Borrower completes a financing transaction (the “Financing”) for the offer and sale of shares of Borrower’s common stock (the“Common Stock”), including securities convertible into or exercisable for Common Stock, in an aggregate amount of no less than 125% of the principal amounts evidenced by this Note and a series of identical notes issued on or around the date hereof (collectively, the “Notes”), and (B) October 15, 2013. Borrower may prepay all or any portion of the amounts owing under this Note at any time without fee, charge or premium. Notwithstanding the foregoing, if greater than 70% of the Notes agree to exercise the Conversion Option, such Conversion Option shall be binding on the Holder and on all other holders of the Notes. The Maturity Date may be further extended subject to the approval of the holders of Notes representing at least 70% of the aggregate principal amount then outstanding under all Notes. Notwithstanding the foregoing, the holder of the Note shall have the right to convert the Note, including accrued and unpaid interest, in accordance with the Conversion Option at any time (an “Optional Conversion”) at $.25. If a Financing has not occurred at the time of an Optional Conversion, the conversion shall be at $.25 per share as described above.

(2) Interest. This Note shall bear interest at the rate of 10% per annum payable in full on the Maturity Date.

(3) Issuance of Additional Securities.

(a)
In addition to the repayment of the principal amount and all accrued interest hereunder, whether or not such amounts shall have been prepaid as permitted hereunder, on the Maturity Date, Borrower shall issue to Holder, at Holder’s option, (i) three year warrants (the “Warrants”) to purchase that number of shares of Common Stock equal to the Principal Amount plus all accrued and unpaid interest divided by the per share purchase price of the Common stock offered and sold in the Financing (the “Offering Price”) which Warrants shall be exercisable at the Offering Price and shall include cashless exercise provisions commencing 18 months from the date of issuance of the Warrants if there is not at that time an effective registration statement covering the shares of Common Stock exercisable upon exercise of the Warrants, or (ii) that number of shares of Common Stock equal to the product arrived at by multiplying (x) the Principal Amount plus all accrued and unpaid interest divided by the Offering Price and (y) 0.33 (the “Share Option”).

(b)
Borrower shall not issue to Holder shares of Common Stock whether upon exercise of the Share Option or the Warrants, and the Holder shall not have the right to exercise the Share Option or the Warrants, to the extent that after giving effect to such exercise, Holder (together with Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of exercise of the Share Option or the Warrants, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in Borrower’s most recent reports filed with the Securities and Exchange Commission. The limitation of this Section (3)(b) may not be waived by Holder except on no less than 61-day prior written notice.

(4) Security Interest. Borrower’s performance of the obligations and covenants of this Note, including but not limited to repayment, shall be secured by a first priority lien and security interest in all of Borrower’s assets as set forth in that certain pledge and security agreement of even date herewith among Borrower and the holders of the Notes.

(5) Event of Default.

(a)	Event of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(i)	Borrower's failure to pay to the Holder any amount when and as due under this Note for a period of ten (10) Business Days after notice of such failure; or

(ii)	Borrower shall either (i) fail to pay, when due, or within any applicable grace period, any payment in respect of any Indebtedness in excess of

(iii)
$100,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured indebtedness only, payments contested by the Borrower in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof, or otherwise be in breach or violation of any agreement for monies owed or owing in respect of any indebtedness in an amount in excess of $250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding Borrower, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects of financial condition of Borrower or any of its Subsidiaries, individually or in the aggregate;

(iv)
Borrower or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors generally (collectively, “Bankruptcy Law”), (A) commences a voluntary case, consents  to  the  entry  of  an  order  for  relief  against  it  in  an  involuntary  case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official for substantially all of its assets (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due; a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Borrower or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of Borrower or any of its Subsidiaries for substantially all of its assets, or (C) orders the liquidation of Borrower or any of its Subsidiaries;

(v)
a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Borrower or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above; and

(vi)
Borrower breaches any covenant or other term or condition or any material representation or warranty of any of the Transaction Documents, except, in the case of a breach of a covenant or  other term or condition which is curable, and provided that Borrower delivers prompt notice of such breach to the Holder, only if such breach continues for a period of at least ten (10) consecutive Business Days.

(b)
Acceleration. Upon the occurrence of an Event of Default under this Note, Holder shall have, at its option, the right, without further notice or demand, which Borrower hereby expressly waives, to declare the unpaid principal and interest immediately due and payable and to exercise any other rights and remedies that Holder may have. Holder’s failure to accelerate the payment of this Note upon the occurrence of one or more events of default shall not constitute a waiver of Holder’s right to exercise such options at any subsequent time with respect to the same or any other event of default. Holder’s acceptance of any payment under this Note which is less than payment in full of all amounts then due and payable shall not constitute a waiver by Holder of any right to declare a default hereunder or to pursue any remedy available under this Note, at law or in equity, or under any other agreement, instrument or document entered into by and between Borrower and Holder.

(6)	Registration Rights.

(a)	Definitions. As used in this Section 6, the following terms shall have the following meanings.

(i)	The term “Holder” shall mean Holder or any of Holder’s permitted transferees.

(ii)
The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(iii)
The term “Registrable Securities” shall mean: (i) Common Stock issued to Holder upon exercise of the Conversion Option, (ii) shares of Common Stock issuable upon exercise of the Warrants, and (iii) shares issuable upon exercise of the Share Option, provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have  not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by Holder or a permitted transferee of Holder pursuant to this Section 6; and (D) may not be disposed of under Rule 144 without restriction.

(b)
Shelf Registration. If at any time Borrower shall propose the filing of a Registration Statement on an appropriate form under the Securities Act of any of Borrower’s securities, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization, then Borrower shall give Holder notice of such proposed registration and shall include in any Registration Statement relating to such securities all or a portion of Holder’s Registrable Securities as Holder shall request, by notice given by Holder to Borrower within twenty days after the giving of such notice by Borrower, to be so included. In the event of the inclusion of Registrable Securities pursuant to this Section 6, Borrower shall bear all of the costs and expenses of such registration excluding (i) legal expenses of the Holder and (ii) underwriting discounts and commissions relating to Registrable Securities. In the event the distribution of securities of Borrower covered by a Registration Statement referred to in this Section 6 is to be underwritten, then Borrower’s obligation to include Registrable Securities in such Registration Statement shall be subject, at the option of the Borrower, to the following further conditions:

(i)
The distribution for the account of the Holder shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of Borrower and/or any other persons whose securities are covered by such Registration Statement, and the holder will enter into an agreement with such underwriters containing customary provisions;

(ii)
If the underwriting agreement entered into with  the aforesaid underwriters contains restrictions upon the sale of Borrower’s securities, other than the securities which are to be included in the proposed distribution, for a period not exceeding one hundred eighty (180) days from the effective date of the Registration Statement, then such restrictions will be binding upon the Holder and, if requested by Borrower, the Holder will enter into a written agreement to that effect; and

(iii)
If the underwriters state in writing that they are unwilling to include any or all of the Holder’s securities in the proposed offering because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by Borrower, then the number of the Holder’s Registrable Securities to be included will be reduced in accordance with such statement by the underwriters.

(c)
Furnish Information. It shall be a condition precedent to the obligation of Borrower to take any action pursuant to this Section 6 with respect to the Registrable Securities of the Holder that Holder shall furnish to Borrower such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by Borrower to effect the registration of Holder’s Registrable Securities.

(7)	Notices; Payments.

(a)
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth  on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to Borrower:

Mobivity Holdings Corp
58 W. Buffalo, Suite #200
Chandler AZ, 85225 Attn.: Dennis Becker Fax: (619) 725-0958

With a copy to: Daniel Donahue

Greenberg Traurig, LLP
3161 Michelson Drive
Suite 1000
Irvine, CA 92612

If to Holder:

with a copy to:

(b)
Payments. Whenever any payment of cash is to be made by Borrower to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of Borrower and sent via overnight courier service to such Person at the address provided for notice pursuant to Section 7(a) above, or as subsequently provided to the other party in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing Borrower with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(8)
Cancellation. After all principal, interest and other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to Borrower for cancellation and shall not be reissued, and the security interest granted in the Collateral shall terminate. The Holder agrees to promptly execute, file and/or deliver any and all documents reasonably required or requested to further evidence such termination.

(9)
Waivers  by  Borrower.   Borrower (a) waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any or all other notices whatsoever, and any and all exemption rights against the indebtedness evidenced by this Note; (b) agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note; (c) consents to offsets of any sums owed to Borrower by Holder at any time and to any release of all or any part of the security for this Note, or to any release of any party liable for payment of this Note; and (d) agrees that any such waiver, extension, renewal, release, consent, or partial payment may be made without notice to Borrower or any other party and shall not release or discharge any one or all of them from the obligation of payment of this Note or any installment of this Note or any other liability under this Note. Any security given for the obligations of Borrower may be waived, exchanged, surrendered or otherwise dealt with by Holder without affecting the liability of Borrower or any other party who might subsequently become liable hereon.

(10)
Governing Law; Jurisdiction; Severability; Jury Trial.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California.  Borrower hereby irrevocably submits to the exclusive jurisdiction of the Commercial Court sitting in the City of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(11)
Usury Savings. Borrower and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note. Holder and Borrower agree that none of the terms of this Note shall be construed to require payment of interest at a rate in excess of the  maximum interest rate allowed by any applicable state,  federal or foreign usury laws. If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder’s option either be credited to the payment of principal or returned to Borrower. The provisions of this Section 11 control the other provisions of this Note and any other agreement between Borrower and Holder.

(12)
Severability. All provisions hereof are severable. If any provision hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the set forth above.

Borrower:

Mobivity Holdings Corp

By:
Dennis Becker, President & CEO
Date: